UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2012 (August 6, 2012)

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

On August 6, 2012, Information Services Group, Inc.’s (the “Company”) Board of Directors and Nominating and Corporate Governance Committee adopted a revised Code of Ethics and Business Conduct (as revised, the “Code”).  The Code is simply being updated and replaces the Company’s current Code of Ethics and applies to all of the Company’s directors, officers and employees.

The Code clarifies, among other things, conflicts of interest, corporate opportunity, compliance with laws, fair dealing, financial reporting, confidentiality and reporting potential violations.  None of the changes reflected in the Code constituted or effected a waiver of any provision of the Code to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

The foregoing description of the Code is qualified in its entirety by reference to the Code filed as Exhibit 14.1 hereto, which is incorporated herein by reference. A copy of the Code is also available on the Company’s website at www.isg-one.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibit.

14.1         Code of Ethics and Business Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2012	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

14.1	Code of Ethics and Business Conduct